As filed with the Securities and Exchange Commission on July 1, 2005

                                                Registration No. 333-___

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form S-8

                          Registration Statement
                                   Under
                        The Securities Act of 1933


                              LANDAUER, INC.
          ------------------------------------------------------
          (Exact name of Registrant as Specified in Its Charter)


              Delaware                              06-1218089
   -------------------------------            ----------------------
   (State or Other Jurisdiction of               (I.R.S. Employer
   Incorporation or Organization)             Identification Number)


           2 Science Road
         Glenwood, Illinois                            60425
        ---------------------                       ----------
        (Address of Principal                       (Zip Code)
         Executive Offices)


               LANDAUER, INC. 401(k) RETIREMENT SAVINGS PLAN
               ---------------------------------------------
                         (Full Title of the Plan)


                              Brent A. Latta
                   President and Chief Executive Officer
                              Landauer, Inc.
                              2 Science Road
                         Glenwood, Illinois 60425
                              (708) 755-7000
         ---------------------------------------------------------
         (Name, Address and Telephone Number, Including Area Code,
                           of Agent for Service)


                      CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
Title of Each                     Maximum       Maximum
Class of             Amount      Offering      Aggregate      Amount of
Securities to         to be      Price Per     Offering     Registration
be Registered      Registered      Unit          Price           Fee
---------------    ----------   ----------  --------------  ------------

Common Stock,        50,000
$.10 par value     shares (1)   $51.01 (2)  $2,550,500 (2)      $301

      (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

      (2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on June 24, 2005.

                                  PART II
                        INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") (Commission file number 1-9788) by Landauer, Inc. (the "Company") or the Landauer, Inc. 401(k) Retirement Savings Plan (the "Plan") are incorporated herein by reference:

      1. the Company's Annual Report on Form 10-K for the year ended September 30, 2004, as amended by the Form 10-K/A filed with the Commission on January 31, 2005;

      2. the Plan's Annual Report on Form 11-K for the year ended December 31, 2004;

      3. the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004 and March 31, 2005;

      4. the Company's Current Reports on Form 8-K filed with the Commission on February 8, April 6, May 4 and June 6, 2005; and

      5. the description of the Company's Common Stock, $0.10 par value (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 2, 2002, including any amendment or report filed with the Commission for the purpose of updating such description.

      All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      In accordance with Section 102(b)(7) of the General Corporation Law of Delaware, Article Eleventh of the Company's Certificate of Incorporation contains a provision providing that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

      Section 145 of the General Corporation Law of Delaware permits or requires indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations.

      Article VI of the Company's By-laws contains provisions for the indemnification of directors, officers and employees of the Company generally within the limitations of Section 145.

      The Company is a party to indemnification agreements with each of its directors, each of which provides for indemnification of such director against certain liabilities incurred in his or her capacity as such, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Company also maintains a directors' and officers' liability insurance policy which provides for indemnification of its directors and officers against certain liabilities incurred in their capacities as such, which may include liabilities under the Securities Act.

      The foregoing summaries are necessarily subject to the complete text of the statute, the Certificate of Incorporation, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

      The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------

  4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended
            September 30, 1993).

  4.2 By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1992).

 *4.3       Adoption Agreement for Automatic Data Processing Non-
            Standardized 401(k) Plan.

 *4.4       Automatic Data Processing Defined Contribution Plan.

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------

 *4.5       EGTRRA Amendment to the Automatic Data Processing Defined
            Contribution Plan.

 *5 Opinion of Sidley Austin Brown & Wood LLP as to the legality of the securities being registered.

 *23.1      Consent of PricewaterhouseCoopers LLP.

 *23.2      Consent of Crowe Chizek and Company LLC.

 *23.3 Consent of Sidley Austin Brown & Wood LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement).

 *24 Power of Attorney (contained in the signature page to this Registration Statement).
--------------------

   *  Filed herewith.


ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned Registrants hereby undertake:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
      Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenwood, State of Illinois, on this 1st day of July, 2005.


                                    LANDAUER, INC.


                                    By:   /s/ Brent A. Latta
                                          ------------------------------
                                          Brent A. Latta
                                          President and
                                          Chief Executive Officer

                             POWER OF ATTORNEY

      We, the undersigned officers and directors of Landauer, Inc., hereby severally constitute and appoint Brent A. Latta and James M. O'Connell, and either of them singly, our true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or his or their substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                    Title(s)                       Date Signed
---------                    -------                        -----------


/s/ Brent A. Latta           President, Chief               July 1, 2005
--------------------------   Executive Officer
Brent A. Latta               and Director
                             (Principal Executive
                             Officer)


/s/ James M. O'Connell       Vice President, Treasurer      July 1, 2005
--------------------------   and Secretary
James M. O'Connell           (Principal Financial and
                             Accounting Officer)


/s/ Robert J. Cronin         Chairman and Director          July 1, 2005
--------------------------
Robert J. Cronin


/s/ Dr. E. Gail de Planque   Director                       July 1, 2005
--------------------------
Dr. E. Gail de Planque


/s/ Dr. Gary D. Eppen        Director                       July 1, 2005
--------------------------
Dr. Gary D. Eppen


/s/ Stephen C. Mitchell      Director                       July 1, 2005
--------------------------
Stephen C. Mitchell


/s/ Richard R. Risk          Director                       July 1, 2005
--------------------------
Richard R. Risk


/s/ Thomas M. White          Director                       July 1, 2005
--------------------------
Thomas M. White

/s/ Michael D. Winfield      Director                       July 1, 2005
--------------------------
Michael D. Winfield

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Landauer, Inc. 401(k) Retirement Savings Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenwood, State of Illinois, on this 1st day of July, 2005.


                                    LANDAUER, INC. 401(k) RETIREMENT
                                    SAVINGS PLAN



                                    By:   /s/ James M. O'Connell
                                          ------------------------------
                                          James M. O'Connell
                                          Vice President, Treasurer and
                                          Secretary

          INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------

  4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended
            September 30, 1993).

  4.2 By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1992).

 *4.3       Adoption Agreement for Automatic Data Processing Non-
            Standardized 401(k) Plan.

 *4.4       Automatic Data Processing Defined Contribution Plan.

 *4.5       EGTRRA Amendment to the Automatic Data Processing Defined
            Contribution Plan.

 *5 Opinion of Sidley Austin Brown & Wood LLP as to the legality of the securities being registered.

 *23.1      Consent of PricewaterhouseCoopers LLP.

 *23.2      Consent of Crowe Chizek and Company LLC.

 *23.3 Consent of Sidley Austin Brown & Wood LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement).

 *24 Power of Attorney (contained in the signature page to this Registration Statement).

--------------------

   *  Filed herewith.